UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Tandem Diabetes Care, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

For

THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Tuesday, June 18, 2019

This supplement, dated June 14, 2019 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) filed by Tandem Diabetes Care, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 11, 2019 and made available to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2019 Annual General Meeting of Stockholders (the “Annual Meeting”), which was originally convened on May 22, 2019, and was adjourned and will now be held on Tuesday, June 18, 2019, at 2:00 p.m. local time. Set forth below is a letter we intend to share with stockholders on or about June 14, 2019.  Stockholders of record as of March 28, 2019 are entitled to vote at the Annual Meeting.

Dear Stockholders:

In conversations with certain stockholders regarding the amendments to our Amended and Restated 2013 Stock Incentive Plan, or our 2013 Plan, put forth for approval at our upcoming Annual Meeting, questions were raised regarding the Company’s targeted future burn rate under its 2013 Plan.  As a result, and consistent with feedback received from such stockholders, our management will recommend to our Board that the Company commit to an average prospective annual burn rate under our 2013 Plan (or similar successor stock incentive plans) of no more than 3.7% of our then-outstanding shares of Common Stock over the next three years.

As we describe in our Proxy Statement, our Board believes it is in the best interests of our stockholders to seek an increase in the number of shares of our Common Stock reserved for issuance under our 2013 Plan, so that we may continue to recruit, motivate and incentivize employees and non-employee directors during a critical stage of our growth, in particular as we seek to rapidly expand our organization to meet increasing demand for our products.  At the same time, we are mindful of stockholders’ feedback regarding our use of equity incentives and committed to ensuring we exercise discipline and are mindful of the dilutive impact of our equity incentive programs.  For the foregoing reasons, the Company respectfully requests your support “FOR” the amendment of the Company’s 2013 Plan as described in “Proposal 3 — Approval of the Amendments to our 2013 Plan” of our Proxy Statement.

Please note that the information in this letter is intended to supplement, and should be read together with, the information included in the Proxy Statement.

If I can be of any further assistance in connection with your consideration of the proposals to be considered and voted upon at the Annual Meeting, please feel free to contact me directly.  Thank you for your time and support.

Sincerely,

/s/ Susan Morrison

Susan Morrison

Executive Vice President & Chief Administrative Officer